UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2008

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-867-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

Live Nation, Inc. (the “Company”) is filing this Current Report on Form 8-K solely to reclassify its financial information to conform to the current segment presentation and to correct the accounting for a non-music touring production in order to provide interested parties with information to assist in meaningfully analyzing the Company’s results.

Beginning in 2007, the Company reorganized its business units and the way in which these businesses are assessed and therefore changed its reportable segments to North American Music, International Music, Global Artists, Global Digital and Global Theater. In addition, the Company has operations in specialized motor sports, sports representation and other businesses which are included under “other”. Previously, the Company operated in three reportable business segments: Events, Venues and Sponsorship, and Digital Distribution. In addition, previously included under “other” were the Company’s operations in the sports representation and other businesses. As the Company has realigned its segments, in accordance with the change in the management of the business units, goodwill has been reallocated to the new reporting business units that make up these segments utilizing a fair value approach.

Certain reclassifications have been made to the 2006 consolidated financial statements to conform to the 2007 presentation. The Company made a correction in the accounting for a non-music touring production acquired in May 2006 with Concerts Productions International (“CPI”) which was previously accounted for under the equity method of accounting. For the year ended December 31, 2006, this correction resulted in increases in revenue, direct operating expenses and selling, general and administrative expenses of $20.2 million, $16.1 million and $1.2 million, respectively, and a decrease in equity in earnings of nonconsolidated affiliates of $2.9 million. In addition, as of December 31, 2006, $2.1 million was reclassified from investments in nonconsolidated affiliates to accounts receivable. Finally, these reclassifications resulted in a $0.9 million increase in cash flows provided by operating activities and cash flows used in investing activities for the year ended December 31, 2006. None of these reclassifications are considered significant to the Company’s results of operations or financial position.

This Current Report on Form 8-K updates the following information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 to reflect the change in reportable segments and the correction of accounting for a non-music touring production.

Annual Report on Form 10-K:

Item 1. Business

Item 6. Selected Financial Data

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 8. Financial Statements and Supplementary Data

All other information in the Annual Report on Form 10-K remains unchanged and has not been otherwise updated for events occurring after the date of the report. The information in this Current Report on Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 1, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Select Items from Live Nation Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

January 29, 2008	By:	Kathy Willard
Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP

99.1	Select Items from Live Nation Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006